Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

FNB Retirement/Savings Plus Benefit Plan

Asheboro, North Carolina

We consent to the incorporation by reference in the registration statement (No. 333-144132) on Form S-8 of FNB United Corp. of our report dated June 22, 2012, appearing in this Annual Report on Form 11-K of the FNB Retirement/Savings Plus Benefit Plan for the year ended December 31, 2011.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina
June 22, 2012